Exhibit 99.1

Byline Bancorp, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

Fourth quarter net income of $30.3 million, $0.69 diluted earnings per share

Full year net income of $120.8 million, $2.75 diluted earnings per share

Chicago, IL, January 23, 2025 – Byline Bancorp, Inc. (NYSE: BY), today reported:

	At or For the quarter			Full Year Highlights (compared to prior year)
	4Q24	3Q24	4Q23
Financial Results ($ in thousands)				• Net income increased $12.9 million, or 11.9%
Net interest income	$88,524	$87,455	$86,285
Non-interest income	16,149	14,385	14,503	• Net interest income up $17.4 million,
Total revenue(1)	104,673	101,840	100,788	or 5.3%; NIM of 3.97%
Non-interest expense (NIE)	57,431	54,327	53,584
Pre-tax pre-provision net income (PTPP)(1)	47,242	47,513	47,204	• PTPP net income of $188.1 million(1), up 6.1%
Provision for credit losses	6,878	7,475	7,235
Provision for income taxes	10,044	9,710	10,365	• NIE/AA: 2.38%, down 22 bps
Net Income	$30,320	$30,328	$29,604
				• Total assets of $9.5 billion, an increase of
Per Share				$614.6 million, or 6.9%
Diluted earnings per share (EPS)	$0.69	$0.69	$0.68
Dividends declared per common share	0.09	0.09	0.09	• TBV per share of $20.09(1), up 11.7%
Book value per share	24.55	24.70	22.62
Tangible book value (TBV) per share(1)	20.09	20.21	17.98	4Q24 Highlights
				(compared to prior quarter)
Balance Sheet & Credit Quality ($ in thousands)				• Net interest income of $88.5 million, an
Total deposits	$7,458,628	$7,497,887	$7,176,999	increase of $1.1 million, or 1.2%
Total loans and leases	6,910,022	6,899,401	6,702,311
Net charge-offs	7,792	8,467	12,186	• NIM of 4.01%, up 13 bps
Allowance for credit losses (ACL)	97,988	98,860	101,686
ACL to total loans and leases held for investment	1.42%	1.44%	1.52%	• Non-interest income of $16.1 million, an
				increase of $1.8 million, or 12.3%
Select Ratios (annualized where applicable)
Efficiency ratio(1)	53.58%	52.02%	51.63%	• PTPP net income of $47.2 million(1)
Return on average assets (ROAA)	1.31%	1.29%	1.34%
Return on average stockholders' equity	11.03%	11.39%	12.56%	• PTPP ROAA of 2.04%(1), 9th consecutive
Return on average tangible common equity(1)	13.92%	14.49%	16.68%	quarter greater than 2.00%
Net interest margin (NIM)	4.01%	3.88%	4.08%
Common equity to total assets	11.49%	11.63%	11.15%	• NPA/total assets 0.71%, down 4 bps
Tangible common equity to tangible assets(1)	9.61%	9.72%	9.06%
Common equity tier 1	11.70%	11.35%	10.35%	• CET1 of 11.70%, up 35 bps

CEO/President Commentary

Roberto R. Herencia, Executive Chairman and CEO of Byline Bancorp, commented, "We continued to execute our strategy of becoming the preeminent commercial bank in Chicago throughout 2024, characterized by delivering record full-year financial results, adding new banking talent, attracting new commercial customers to the Bank and executing our M&A strategy with our pending acquisition of First Security Bancorp, Inc. As we enter 2025, we are committed to advancing our strategy, strengthening our franchise, and creating lasting value for our stockholders."

Alberto J. Paracchini, President of Byline Bancorp, added, "Our results in the fourth quarter, highlighted by strong earnings and profitability, cap off a successful 2024, underscoring the momentum we’ve built and our commitment to driving long-term value. Our business units performed well during the year, and we’re pleased with our progress and excited about the opportunities ahead. We believe we are well positioned to support our continued growth and I want to thank all our employees who enabled our strong performance for their dedication, talent and contributions."

(1)
Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Board Declares Cash Dividend of $0.10 per Share

On January 21, 2025, the Company's Board of Directors declared a cash dividend of $0.10 per share which represents an 11.1% increase from the previous quarterly dividend of $0.09 per share. The dividend will be paid on February 18, 2025, to stockholders of record of the Company's common stock as of February 4, 2025.

STATEMENTS OF OPERATIONS HIGHLIGHTS

Net Interest Income

Quarterly results

Net interest income for the fourth quarter of 2024 was $88.5 million, an increase of $1.1 million, or 1.2%, from the third quarter of 2024. The increase in net interest income was primarily due to decreases in interest expense on deposits and interest expense on other borrowings primarily due to the lower interest rate environment. These were offset by decreases in interest and fees on loans and leases primarily due to lower yields as a result of the lower interest rate environment.

Tax-equivalent net interest margin(1) for the fourth quarter of 2024 was 4.02%, an increase of 13 basis points compared to the third quarter of 2024. Net loan accretion income positively contributed 12 basis points to the net interest margin for the current quarter compared to 13 basis points for the prior quarter.

The average cost of total deposits was 2.48% for the fourth quarter of 2024, a decrease of 28 basis points compared to the third quarter of 2024, as a result of lower rates paid on interest bearing deposits. Average non-interest-bearing demand deposits were 23.8% of average total deposits for the current quarter compared to 23.2% during the prior quarter.

Full-year results

Net interest income for the year ended December 31, 2024 was $348.0 million, an increase of $17.4 million, or 5.3%, for the year ended December 31, 2023. The increase in net interest income was primarily due to increases in interest and dividend income due to growth in the loan and lease portfolio, offset by increases in deposit interest expense due to growth in the deposit base.

Tax-equivalent net interest margin(1) for the year ended December 31, 2024 was 3.98%, a decrease of 34 basis points compared to 4.32% the year ended December 31, 2023. Net loan accretion income positively contributed 15 basis points to the net interest margin during 2024 compared to 22 basis points during 2023.

The average cost of total deposits was 2.61% for the year ended December 31, 2024, an increase of 71 basis points compared to the year ended December 31, 2023, as a result of deposit growth, shift in deposit mix, and higher average rates paid on time deposits and money market accounts. Average non-interest-bearing demand deposits were 24.4% of average total deposits for the year ended December 31, 2024 compared to 30.7% during the prior year.

Provision for Credit Losses

Quarterly results

The provision for credit losses was $6.9 million for the fourth quarter of 2024, a decrease of $597,000 compared to $7.5 million for the third quarter of 2024, mainly attributed to decreases in non-performing loans and leases. The provision for credit losses for the quarter is comprised of a provision for loan and lease losses of $6.9 million compared to $7.6 million in the third quarter of 2024, and a recapture of the provision for unfunded commitments of $42,000 compared to $122,000 in the third quarter of 2024.

Full-year results

The provision for credit losses was $27.0 million for the year ended December 31, 2024, a decrease of $4.6 million compared to $31.7 million for the year ended December 31, 2023, mainly attributable to lower non-performing loans and leases, and no day one provision resulting from acquisition accounting. The provision for credit losses for the current year was comprised of a provision for loan and lease losses of $28.3 million compared to $32.2 million in the prior year, and a recapture of the provision for unfunded commitments of $1.2 million compared to $567,000 in the prior year.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Non-interest Income

Quarterly results

Non-interest income for the fourth quarter of 2024 was $16.1 million, an increase of $1.8 million, or 12.3%, compared to $14.4 million for the third quarter of 2024. The increase in total non-interest income was primarily due to increases in net gains on sales of loans, and increased net loan servicing income. The increase in net gains on sales of loans was primarily due to higher volumes and premiums.

Net gains on sales of loans were $7.1 million for the current quarter, an increase of $1.2 million, or 21.2% compared to the prior quarter. During the fourth quarter of 2024, we sold $88.9 million of U.S. government guaranteed loans compared to $79.5 million during the third quarter of 2024.

Full-year results

Non-interest income for the year ended December 31, 2024 was $58.9 million, an increase of $2.5 million, or 4.5%, compared to $56.3 million for the year ended December 31, 2023. The increase in total non-interest income was primarily due to increases in other non-interest income due to increased swap fee activity and increases in net gains on sales of loans due to higher premiums; offset by lower net loan servicing income.

Net gains on sales of loans were $24.5 million for the year ended December 31, 2024, an increase of $1.7 million or 7.6% compared to the prior year. During the year ended December 31, 2024, we sold $314.8 million of U.S. government guaranteed loans compared to $348.4 million during the prior year.

Non-interest Expense

Quarterly results

Non-interest expense for the fourth quarter of 2024 was $57.4 million, an increase of $3.1 million, or 5.7%, compared to $54.3 million for the third quarter of 2024. The increase in non-interest expense was mainly due to increases in salaries and employee benefits and net loss recognized on other real estate owned and other related expenses. The increases in salaries and employee benefits were due to higher incentive and equity-based compensation expense, and enhancements to our employee benefits. The increase in net loss recognized on other real estate owned and other related expenses due to additions to the other real estate owned portfolio.

Our efficiency ratio was 53.58% for the fourth quarter of 2024 compared to 52.02% for the third quarter of 2024, an increase of 156 basis points. Our adjusted efficiency ratio was 53.37%(1) for the fourth quarter of 2024 compared to 51.62%(1) for the third quarter of 2024, an increase of 175 basis points.

Full-year results

Non-interest expense for the year ended December 31, 2024 was $218.8 million, an increase of $9.2 million, or 4.4%, compared to $209.6 million for the year ended December 31, 2023. The increase in non-interest expense was mainly due to increased salaries and employee benefits, due to higher salaries and incentives; partially offset by lower data processing expenses due to merger-related data processing expenses incurred during 2023.

Our efficiency ratio was 52.45% for the year ended December 31, 2024 compared to 52.62% for the year ended December 31, 2023, a decrease of 17 basis points. Our adjusted efficiency ratio was 52.24%(1) for the year ended December 31, 2024 compared to 49.61%(1) for the year ended December 31, 2023, an increase of 263 basis points.

Income Taxes

Quarterly results

We recorded income tax expense of $10.0 million during the fourth quarter of 2024, compared to $9.7 million during the third quarter of 2024. The effective tax rates were 24.9% and 24.3% for the fourth quarter of 2024 and third quarter of 2024, respectively. The increase in the effective tax rate was due to income tax benefits related to share-based compensation taken in the third quarter.

Full-year results

We recorded income tax expense of $40.3 million during the year ended December 31, 2024, compared to $37.8 million during the year ended December 31, 2023. The effective tax rates were 25.0% and 25.9% for the current year and prior year, respectively. The decrease in the effective tax rate was due to higher income tax benefits related to share-based compensation.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

STATEMENTS OF FINANCIAL CONDITION HIGHLIGHTS

Assets

Total assets were $9.5 billion as of December 31, 2024, an increase of $72.2 million, or 0.8%, compared to $9.4 billion at September 30, 2024, and an increase of $614.6 million from $8.9 billion as of December 31, 2023.

The increase for the current quarter was mainly due to an increase in cash and cash equivalents of $110.5 million, primarily due to higher FHLB advances, offset by decreases in securities available-for-sale of $86.4 million.

The increase for the current year was mainly due to an increase in cash and cash equivalents of $337.0 million due to higher FHLB advances, an increase in net loans and leases of $226.2 million due to organic growth, and an increase in securities available-for-sale of $73.2 million due to purchases of securities.

Asset and Credit Quality

The ACL was $98.0 million as of December 31, 2024, a decrease of $872,000, or 0.9%, from $98.9 million at September 30, 2024, mainly due to net charge-offs. The ACL decreased $3.7 million from $101.7 million as of December 31, 2023, primarily due to lower provision for credit losses and higher charge-offs during 2024 compared to 2023.

Net charge-offs of loans and leases during the fourth quarter of 2024 were $7.8 million, or 0.45% of average loans and leases, on an annualized basis. This was a decrease of $675,000 compared to net charge-offs of $8.5 million, or 0.49% of average loans and leases, during the third quarter of 2024. The decrease for the quarter was primarily due to higher recoveries compared to the prior quarter.

Net charge-offs of loans and leases during the year ended December 31, 2024 were $32.0 million, or 0.47% of average loans and leases, an increase of $8.9 million, compared to $23.1 million, or 0.38% of average loans and leases, during the year ended December 31, 2023. The increase for the current year was due to resolution of several non-performing loans.

Non-performing assets were $67.2 million, or 0.71% of total assets, as of December 31, 2024, a decrease of $3.8 million from $71.0 million, or 0.75% of total assets, at September 30, 2024. The decrease was primarily in non-accrual conventional loans due to active resolutions. The government guaranteed portion of non-performing loans included in non-performing assets was $9.9 million at December 31, 2024 compared to $11.3 million at September 30, 2024, a decrease of $1.5 million.

Non-performing assets increased $1.9 million compared to December 31, 2023, primarily due to increases in other real estate owned. The government guaranteed portion of non-performing loans included in non-performing assets at December 31, 2024 increased $5.7 million compared to $4.1 million at December 31, 2023.

Deposits and Other Liabilities

Total deposits decreased $39.3 million to $7.5 billion at December 31, 2024 compared to $7.5 billion at September 30, 2024, and increased $281.6 million from $7.2 billion at December 31, 2023. The decrease in deposits in the current quarter was due to decreases in time deposits, offset by increases in money market demand accounts. The increase in deposits for the full year was primarily due to increased money market demand accounts and interest bearing checking accounts.

Total borrowings and other liabilities were $946.4 million at December 31, 2024, an increase of $116.3 million from $830.1 million at September 30, 2024, and an increase of $231.6 million compared to $714.8 million at December 31, 2023. The increases were primarily driven by increased FHLB advances.

Stockholders’ Equity

Total stockholders’ equity was $1.1 billion at December 31, 2024, a decrease of $4.8 million, or 0.4%, from September 30, 2024, primarily due to an increase in accumulated other comprehensive loss, offset by increases to retained earnings from net income. Total stockholders' equity increased by $101.3 million, or 10.2% compared to $990.2 million at December 31, 2023, primarily due to retained earnings from net income.

(1) Represents non-GAAP financial measures. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

Byline Bancorp, Inc.

Conference Call, Webcast and Slide Presentation

We will host a conference call and webcast at 9:00 a.m. Central Time on Friday, January 24, 2025, to discuss our quarterly financial results. Analysts and investors may participate in the question-and-answer session. The call can be accessed via telephone at (833) 470-1428; passcode 861322. A recorded replay can be accessed through February 7, 2025, by dialing (866) 813-9403; passcode: 409178.

A slide presentation relating to our fourth quarter 2024 results will be accessible prior to the conference call. The slide presentation and webcast of the conference call can be accessed on our investor relations website at www.bylinebancorp.com.

About Byline Bancorp, Inc.

Headquartered in Chicago, Byline Bancorp, Inc. is the parent company of Byline Bank, a full service commercial bank serving small- and medium-sized businesses, financial sponsors, and consumers. Byline Bank has approximately $9.5 billion in assets and operates 46 branch locations throughout the Chicago and Milwaukee metropolitan areas. Byline Bank offers a broad range of commercial and community banking products and services including small ticket equipment leasing solutions and is one of the top Small Business Administration lenders in the United States.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of the Company. These statements are often, but not always, made through the use of words or phrases such as ‘‘may’’, ‘‘might’’, ‘‘should’’, ‘‘could’’, ‘‘predict’’, ‘‘potential’’, ‘‘believe’’, ‘‘expect’’, ‘‘continue’’, ‘‘will’’, ‘‘anticipate’’, ‘‘seek’’, ‘‘estimate’’, ‘‘intend’’, ‘‘plan’’, ‘‘projection’’, ‘‘would’’, ‘‘annualized’’, “target” and ‘‘outlook’’, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. Forward-looking statements involve estimates and known and unknown risks, and reflect various assumptions and involve elements of subjective judgment and analysis, which may or may not prove to be correct, and which are subject to uncertainties and contingencies outside the control of Byline and its respective affiliates, directors, employees and other representatives, which could cause actual results to differ materially from those presented in this communication.

No representations, warranties or guarantees are or will be made by Byline as to the reliability, accuracy or completeness of any forward-looking statements contained in this communication or that such forward-looking statements are or will remain based on reasonable assumptions. You should not place undue reliance on any forward-looking statements contained in this communication.

Certain risks and important factors that could affect Byline’s future results are identified in our Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission, including among other things under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement speaks only as of the date on which it is made, and Byline undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise unless required under the federal securities laws.

Contacts:

Investors / Media:
Brooks Rennie
Investor Relations Director
312-660-5805
brennie@bylinebank.com

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (unaudited)

	December 31,	September 30,	December 31,
(dollars in thousands)	2024	2024	2023
ASSETS
Cash and due from banks	$58,759	$77,047	$60,431
Interest bearing deposits with other banks	504,379	375,549	165,705
Cash and cash equivalents	563,138	452,596	226,136
Equity and other securities, at fair value	9,865	9,132	8,743
Securities available-for-sale, at fair value	1,415,696	1,502,108	1,342,480
Securities held-to-maturity, at amortized cost	605	605	1,157
Restricted stock, at cost	27,452	22,743	16,304
Loans held for sale	3,200	19,955	18,005
Loans and leases:
Loans and leases	6,906,822	6,879,446	6,684,306
Allowance for credit losses - loans and leases	(97,988)	(98,860)	(101,686)
Net loans and leases	6,808,834	6,780,586	6,582,620
Servicing assets, at fair value	18,952	18,945	19,844
Premises and equipment, net	60,502	63,135	66,627
Other real estate owned, net	5,170	532	1,200
Goodwill and other intangible assets, net	198,098	199,443	203,478
Bank-owned life insurance	100,083	99,295	96,900
Deferred tax assets, net	56,458	37,737	50,058
Accrued interest receivable and other assets	228,476	217,504	248,415
Total assets	$9,496,529	$9,424,316	$8,881,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Non-interest-bearing demand deposits	$1,756,098	$1,729,908	$1,905,876
Interest-bearing deposits	5,702,530	5,767,979	5,271,123
Total deposits	7,458,628	7,497,887	7,176,999
Other borrowings	618,773	518,786	395,190
Subordinated notes, net	74,040	73,997	73,866
Junior subordinated debentures issued to capital trusts, net	70,890	70,783	70,452
Accrued expenses and other liabilities	182,701	166,551	175,309
Total liabilities	8,405,032	8,328,004	7,891,816
STOCKHOLDERS’ EQUITY
Common stock	455	454	451
Additional paid-in capital	717,763	714,864	710,488
Retained earnings	533,901	507,576	429,036
Treasury stock	(46,935)	(47,904)	(49,707)
Accumulated other comprehensive loss, net of tax	(113,687)	(78,678)	(100,117)
Total stockholders’ equity	1,091,497	1,096,312	990,151
Total liabilities and stockholders’ equity	$9,496,529	$9,424,316	$8,881,967

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended			Year Ended
(dollars in thousands,	December 31,	September 30,	December 31,	December 31,	December 31,
except per share data)	2024	2024	2023	2024	2023
INTEREST AND DIVIDEND INCOME
Interest and fees on loans and leases	$123,702	$128,336	$124,042	$502,353	$440,984
Interest on securities	11,710	11,260	9,227	43,218	30,801
Other interest and dividend income	4,191	6,840	2,345	20,358	7,693
Total interest and dividend income	139,603	146,436	135,614	565,929	479,478
INTEREST EXPENSE
Deposits	46,725	52,076	43,252	192,366	121,436
Other borrowings	1,466	3,919	3,051	13,669	17,161
Subordinated notes and debentures	2,888	2,986	3,026	11,848	10,260
Total interest expense	51,079	58,981	49,329	217,883	148,857
Net interest income	88,524	87,455	86,285	348,046	330,621
PROVISION FOR CREDIT LOSSES	6,878	7,475	7,235	27,041	31,653
Net interest income after provision for credit losses	81,646	79,980	79,050	321,005	298,968
NON-INTEREST INCOME
Fees and service charges on deposits	2,648	2,591	2,486	10,214	9,211
Loan servicing revenue	3,151	3,174	3,377	12,905	13,503
Loan servicing asset revaluation	(1,350)	(2,183)	(1,234)	(6,704)	(5,089)
ATM and interchange fees	1,083	1,143	1,082	4,464	4,462
Net realized losses on securities available-for-sale	(699)	—	—	(699)	—
Change in fair value of equity securities, net	732	388	841	1,122	1,071
Net gains on sales of loans	7,107	5,864	5,480	24,540	22,805
Wealth management and trust income	1,110	1,101	1,256	4,310	4,158
Other non-interest income	2,367	2,307	1,215	8,699	6,194
Total non-interest income	16,149	14,385	14,503	58,851	56,315
NON-INTEREST EXPENSE
Salaries and employee benefits	37,281	34,974	31,974	140,119	126,979
Occupancy and equipment expense, net	4,407	4,373	4,346	18,703	18,508
Impairment charge on assets held for sale	—	—	1,980	—	2,000
Loan and lease related expenses	660	703	649	2,789	2,936
Legal, audit, and other professional fees	3,358	3,643	2,352	13,428	12,946
Data processing	4,473	4,215	4,982	16,869	19,509
Net loss recognized on other real estate owned and other related expenses	654	74	89	568	385
Other intangible assets amortization expense	1,345	1,345	1,550	5,380	6,011
Other non-interest expense	5,253	5,000	5,662	20,921	20,329
Total non-interest expense	57,431	54,327	53,584	218,777	209,603
INCOME BEFORE PROVISION FOR INCOME TAXES	40,364	40,038	39,969	161,079	145,680
PROVISION FOR INCOME TAXES	10,044	9,710	10,365	40,320	37,802
NET INCOME	$30,320	$30,328	$29,604	$120,759	$107,878
EARNINGS PER COMMON SHARE
Basic	$0.69	$0.70	$0.69	$2.78	$2.69
Diluted	$0.69	$0.69	$0.68	$2.75	$2.67

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED FINANCIAL DATA (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share	December 31,	September 30,	December 31,	December 31,	December 31,
and per share data)	2024	2024	2023	2024	2023
Earnings per Common Share
Basic earnings per common share	$0.69	$0.70	$0.69	$2.78	$2.69
Diluted earnings per common share	$0.69	$0.69	$0.68	$2.75	$2.67
Adjusted diluted earnings per common share(1)(3)	$0.69	$0.70	$0.73	$2.76	$2.89
Weighted average common shares outstanding (basic)	43,656,793	43,516,006	43,065,294	43,448,856	40,045,208
Weighted average common shares outstanding (diluted)	44,179,818	43,966,189	43,537,778	43,853,939	40,445,553
Common shares outstanding	44,459,584	44,384,706	43,764,056	44,459,584	43,764,056
Cash dividends per common share	$0.09	$0.09	$0.09	$0.36	$0.36
Dividend payout ratio on common stock	13.04%	13.04%	13.24%	13.09%	13.48%
Book value per common share	$24.55	$24.70	$22.62	$24.55	$22.62
Tangible book value per common share(1)	$20.09	$20.21	$17.98	$20.09	$17.98
Key Ratios and Performance Metrics (annualized where applicable)
Net interest margin	4.01%	3.88%	4.08%	3.97%	4.31%
Net interest margin, fully taxable equivalent (1)(4)	4.02%	3.89%	4.09%	3.98%	4.32%
Average cost of deposits	2.48%	2.76%	2.42%	2.61%	1.90%
Efficiency ratio(1)(2)	53.58%	52.02%	51.63%	52.45%	52.62%
Adjusted efficiency ratio(1)(2)(3)	53.37%	51.62%	48.64%	52.24%	49.61%
Non-interest income to total revenues(1)	15.43%	14.13%	14.39%	14.46%	14.55%
Non-interest expense to average assets	2.48%	2.31%	2.42%	2.38%	2.60%
Adjusted non-interest expense to average assets(1)(3)	2.47%	2.29%	2.28%	2.37%	2.46%
Return on average stockholders' equity	11.03%	11.39%	12.56%	11.61%	12.50%
Adjusted return on average stockholders' equity(1)(3)	11.10%	11.53%	13.50%	11.68%	13.53%
Return on average assets	1.31%	1.29%	1.34%	1.31%	1.34%
Adjusted return on average assets(1)(3)	1.32%	1.30%	1.44%	1.32%	1.45%
Pre-tax pre-provision return on average assets(1)	2.04%	2.02%	2.13%	2.05%	2.20%
Adjusted pre-tax pre-provision return on average assets(1)(3)	2.05%	2.03%	2.27%	2.06%	2.35%
Return on average tangible common stockholders' equity(1)	13.92%	14.49%	16.68%	14.85%	16.46%
Adjusted return on average tangible common stockholders' equity(1)(3)	14.02%	14.67%	17.89%	14.94%	17.76%
Non-interest-bearing deposits to total deposits	23.54%	23.07%	26.56%	23.54%	26.56%
Loans and leases held for sale and loans and lease held for investment to total deposits	92.64%	92.02%	93.39%	92.64%	93.39%
Deposits to total liabilities	88.74%	90.03%	90.94%	88.74%	90.94%
Deposits per branch	$162,144	$162,998	$149,521	$162,144	$149,521
Asset Quality Ratios
Non-performing loans and leases to total loans and leases held for investment, net before ACL	0.90%	1.02%	0.96%	0.90%	0.96%
Total non-performing assets as a percentage of total assets	0.71%	0.75%	0.74%	0.71%	0.74%
ACL to total loans and leases held for investment, net before ACL	1.42%	1.44%	1.52%	1.42%	1.52%
Net charge-offs to average total loans and leases held for investment, net before ACL - loans and leases	0.45%	0.49%	0.73%	0.47%	0.38%
Capital Ratios
Common equity to total assets	11.49%	11.63%	11.15%	11.49%	11.15%
Tangible common equity to tangible assets(1)	9.61%	9.72%	9.06%	9.61%	9.06%
Leverage ratio	11.74%	11.18%	10.86%	11.74%	10.86%
Common equity tier 1 capital ratio	11.70%	11.35%	10.35%	11.70%	10.35%
Tier 1 capital ratio	12.73%	12.39%	11.39%	12.73%	11.39%
Total capital ratio	14.74%	14.41%	13.38%	14.74%	13.38%

(1) Represents a non-GAAP financial measure. See “Reconciliation of non-GAAP Financial Measures” for a reconciliation of our non-GAAP measures to the most directly comparable GAAP financial measure.

(2) Represents non-interest expense less amortization of intangible assets divided by net interest income and non-interest income.

(3) Calculation excludes merger-related expenses and impairment charges on ROU assets.

(4) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

QUARTER-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Three Months Ended
	December 31, 2024			September 30, 2024			December 31, 2023
(dollars in thousands)	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate	Average Balance(5)	Interest Inc / Exp	Avg. Yield / Rate
ASSETS
Cash and cash equivalents	$272,409	$2,721	3.97%	$468,852	$5,771	4.90%	$201,862	$1,822	3.58%
Loans and leases(1)	6,828,128	123,702	7.21%	6,827,726	128,336	7.48%	6,632,827	124,042	7.42%
Taxable securities	1,529,134	12,317	3.20%	1,508,987	11,467	3.02%	1,389,580	8,848	2.53%
Tax-exempt securities(2)	155,505	1,093	2.80%	156,085	1,091	2.78%	163,608	1,142	2.77%
Total interest-earning assets	$8,785,176	$139,833	6.33%	$8,961,650	$146,665	6.51%	$8,387,877	$135,854	6.43%
Allowance for credit losses - loans and leases	(100,281)			(101,001)			(106,474)
All other assets	516,740			513,200			506,233
TOTAL ASSETS	$9,201,635			$9,373,849			$8,787,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$717,222	$3,478	1.93%	$754,586	$4,439	2.34%	$570,706	$2,335	1.62%
Money market accounts	2,480,805	19,951	3.20%	2,386,909	21,371	3.56%	2,159,841	18,730	3.44%
Savings	486,262	130	0.11%	495,541	190	0.15%	560,372	208	0.15%
Time deposits	2,020,225	23,166	4.56%	2,134,587	26,076	4.86%	1,861,279	21,979	4.68%
Total interest-bearing deposits	5,704,514	46,725	3.26%	5,771,623	52,076	3.59%	5,152,198	43,252	3.33%
Other borrowings	301,959	1,466	1.93%	474,498	3,919	3.29%	395,711	3,051	3.06%
Subordinated notes and debentures	144,853	2,888	7.93%	144,702	2,986	8.21%	144,230	3,026	8.32%
Total borrowings	446,812	4,354	3.88%	619,200	6,905	4.44%	539,941	6,077	4.47%
Total interest-bearing liabilities	$6,151,326	$51,079	3.30%	$6,390,823	$58,981	3.67%	$5,692,139	$49,329	3.44%
Non-interest-bearing demand deposits	1,777,273			1,741,250			1,950,644
Other liabilities	179,011			182,148			209,656
Total stockholders’ equity	1,094,025			1,059,628			935,197
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,201,635			$9,373,849			$8,787,636
Net interest spread(3)			3.03%			2.84%			2.99%
Net interest income, fully taxable equivalent		$88,754			$87,684			$86,525
Net interest margin, fully taxable equivalent(2)(4)			4.02%			3.89%			4.09%
Less: Tax-equivalent adjustment		230	0.01%		229	0.01%		240	0.01%
Net interest income		$88,524			$87,455			$86,285
Net interest margin(4)			4.01%			3.88%			4.08%

Net loan accretion impact on margin		$2,590	0.12%		$2,982	0.13%		$5,110	0.24%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Represents net interest income (annualized) divided by total average earning assets.

(5) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

YEAR-TO-DATE STATEMENT OF AVERAGE INTEREST-EARNING ASSETS AND AVERAGE INTEREST-BEARING LIABILITIES (unaudited)

	For the Year Ended
	December 31, 2024			December 31, 2023
(dollars in thousands)	Average Balance(4)	Interest Inc / Exp	Average Yield / Rate	Average Balance(4)	Interest Inc / Exp	Average Yield / Rate
ASSETS
Cash and cash equivalents	$346,777	$15,635	4.51%	$157,754	$5,029	3.19%
Loans and leases(1)	6,786,547	502,353	7.40%	6,038,797	440,984	7.30%
Taxable securities	1,483,640	44,476	3.00%	1,322,379	30,068	2.27%
Tax-exempt securities(2)	157,050	4,386	2.79%	158,918	4,300	2.71%
Total interest-earning assets	$8,774,014	$566,850	6.46%	$7,677,848	$480,381	6.26%
Allowance for credit losses - loans and leases	(101,695)			(98,067)
All other assets	515,023			468,550
TOTAL ASSETS	$9,187,342			$8,048,331
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Interest checking	$695,156	$14,442	2.08%	$574,335	$9,212	1.60%
Money market accounts	2,344,309	80,960	3.45%	1,802,675	53,933	2.99%
Savings	506,889	711	0.14%	585,820	883	0.15%
Time deposits	2,024,942	96,253	4.75%	1,468,836	57,408	3.91%
Total interest-bearing deposits	5,571,296	192,366	3.45%	4,431,666	121,436	2.74%
Other borrowings	442,364	13,648	3.09%	484,984	17,125	3.53%
Federal funds purchased	348	21	6.05%	685	36	5.30%
Subordinated notes and debentures	144,624	11,848	8.19%	127,825	10,260	8.03%
Total borrowings	587,336	25,517	4.34%	613,494	27,421	4.47%
Total interest-bearing liabilities	$6,158,632	$217,883	3.54%	$5,045,160	$148,857	2.95%
Non-interest-bearing demand deposits	1,802,258			1,965,663
Other liabilities	185,937			174,416
Total stockholders’ equity	1,040,515			863,092
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$9,187,342			$8,048,331
Net interest spread(3)			2.92%			3.31%
Net interest income, fully taxable equivalent		$348,967			$331,524
Net interest margin, fully taxable equivalent(2)(4)			3.98%			4.32%
Less: Tax-equivalent adjustment		921	0.01%		903	0.01%
Net interest income		$348,046			$330,621
Net interest margin(4)			3.97%			4.31%

Net loan accretion impact on margin		$13,511	0.15%		$16,726	0.22%

(1) Loan and lease balances are net of deferred origination fees and costs and initial direct costs. Non-accrual loans and leases are included in total loan and lease balances.

(2) Interest income and rates include the effects of a tax equivalent adjustment to adjust tax exempt investment income on tax exempt investment securities to a fully taxable basis, assuming a federal income tax rate of 21%.

(3) Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.

(4) Average balances are average daily balances.

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents our allocation of originated, purchased credit deteriorated (PCD), and acquired non-credit-deteriorated loans and leases at the dates indicated:

	December 31, 2024		September 30, 2024		December 31, 2023
(dollars in thousands)	Amount	% of Total	Amount	% of Total	Amount	% of Total
Originated loans and leases:
Commercial real estate	$2,071,952	30.0%	$2,040,072	29.7%	$1,907,029	28.5%
Residential real estate	513,422	7.4%	497,034	7.2%	465,133	7.0%
Construction, land development, and other land	429,596	6.2%	415,636	6.0%	415,162	6.2%
Commercial and industrial	2,509,083	36.3%	2,476,177	36.0%	2,311,563	34.6%
Installment and other	3,847	0.1%	3,839	0.1%	2,919	0.0%
Leasing financing receivables	715,899	10.4%	711,233	10.3%	665,239	10.0%
Total originated loans and leases	$6,243,799	90.4%	$6,143,991	89.3%	$5,767,045	86.3%
Purchased credit deteriorated loans:
Commercial real estate	$82,934	1.2%	$95,240	1.4%	$137,807	2.1%
Residential real estate	30,515	0.4%	31,362	0.5%	42,510	0.6%
Construction, land development, and other land	—	0.0%	4	0.0%	25,331	0.4%
Commercial and industrial	14,081	0.2%	14,526	0.2%	19,460	0.3%
Installment and other	105	0.0%	110	0.0%	125	0.0%
Total purchased credit deteriorated loans	$127,635	1.8%	$141,242	2.1%	$225,233	3.4%
Acquired non-credit-deteriorated loans and leases:
Commercial real estate	$199,531	2.9%	$227,035	3.3%	$275,476	4.1%
Residential real estate	182,165	2.6%	181,976	2.6%	211,887	3.2%
Construction, land development, and other land	59,673	0.9%	84,172	1.2%	86,344	1.3%
Commercial and industrial	93,969	1.4%	100,852	1.5%	117,538	1.7%
Installment and other	14	0.0%	32	0.0%	156	0.0%
Leasing financing receivables	36	0.0%	146	0.0%	627	0.0%
Total acquired non-credit-deteriorated loans and leases	$535,388	7.8%	$594,213	8.6%	$692,028	10.3%
Total loans and leases	$6,906,822	100.0%	$6,879,446	100.0%	$6,684,306	100.0%
Allowance for credit losses - loans and leases	(97,988)		(98,860)		(101,686)
Total loans and leases, net of allowance for credit losses - loans and leases	$6,808,834		$6,780,586		$6,582,620

The following table presents the balance and activity within the allowance for credit losses - loans and lease for the periods indicated:

	Three Months Ended						Year Ended
	December 31,		September 30,		December 31,		December 31,		December 31,
(dollars in thousands)	2024		2024		2023		2024		2023
ACL - loans and leases, beginning of period	$98,860		$99,730		$105,696		$101,686		$81,924
Adjustment for acquired PCD loans	—		—		—		—		10,596
Provision for credit losses - loans and leases	6,920		7,597		8,176		28,286		32,220
Net charge-offs - loans and leases	(7,792)		(8,467)		(12,186)		(31,984)		(23,054)
ACL - loans and leases, end of period	$97,988		$98,860		$101,686		$97,988		$101,686
Net charge-offs - loans and leases to average total loans and leases held for investment, net before ACL	0.45%		0.49%		0.73%		0.47%		0.38%
Provision for credit losses - loans and leases to net charge-offs - loans and leases during the period	0.89	x	0.90	x	0.67	x	0.88	x	1.40	x

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

SELECTED BALANCE SHEET TABLES AND FINANCIAL RATIOS (unaudited)

The following table presents the amounts of non-performing loans and leases and other real estate owned at the date indicated:

				December 31, 2024
				Change from
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Non-performing assets:
Non-accrual loans and leases	$62,076	$70,507	$64,107	(12.0)%	(3.2)%
Past due loans and leases 90 days or more and still accruing interest	—	—	—	—%	—%
Total non-performing loans and leases	$62,076	$70,507	$64,107	(12.0)%	(3.2)%
Other real estate owned	5,170	532	1,200	871.2%	330.7%
Total non-performing assets	$67,246	$71,039	$65,307	(5.3)%	3.0%
Total non-performing loans and leases as a percentage of total loans and leases	0.90%	1.02%	0.96%
Total non-performing assets as a percentage of total assets	0.71%	0.75%	0.74%
Allowance for credit losses - loans and lease as a percentage of non-performing loans and leases	157.85%	140.21%	158.62%

Non-performing assets guaranteed by U.S. government:
Non-accrual loans guaranteed	$9,862	$11,332	$4,154	(13.0)%	137.4%
Past due loans 90 days or more and still accruing interest guaranteed	—	—	—	—%	—%
Total non-performing loans guaranteed	$9,862	$11,332	$4,154	(13.0)%	137.4%
Total non-performing loans and leases not guaranteed as a percentage of total loans and leases	0.76%	0.86%	0.90%
Total non-performing assets not guaranteed as a percentage of total assets	0.60%	0.63%	0.69%

The following table presents the composition of deposits at the dates indicated:

				December 31, 2024
				Change from
(dollars in thousands)	December 31, 2024	September 30, 2024	December 31, 2023	September 30, 2024	December 31, 2023
Non-interest-bearing demand deposits	$1,756,098	$1,729,908	$1,905,876	1.5%	(7.9)%
Interest-bearing checking accounts	767,835	749,721	577,609	2.4%	32.9%
Money market demand accounts	2,518,157	2,426,522	2,266,030	3.8%	11.1%
Other savings	483,650	489,618	542,532	(1.2)%	(10.9)%
Time deposits (below $250,000)	1,498,277	1,639,658	1,520,082	(8.6)%	(1.4)%
Time deposits ($250,000 and above)	434,611	462,460	364,870	(6.0)%	19.1%
Total deposits	$7,458,628	$7,497,887	$7,176,999	(0.5)%	3.9%

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

Non-GAAP Financial Measures

This release contains certain financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). These measures include adjusted net income, adjusted diluted earnings per share, adjusted efficiency ratio, adjusted non-interest expense to average assets, tax-equivalent net interest margin, total revenue, non-interest income to total revenues, adjusted return on average stockholders’ equity, adjusted return on average assets, pre-tax pre-provision return on average assets, adjusted pre-tax pre-provision return on average assets, tangible book value per common share, tangible common equity to tangible assets, return on average tangible common stockholders' equity, and adjusted return on average tangible common stockholders' equity. Management believes that these non-GAAP financial measures provide useful information to management and investors that is supplementary to the Company’s financial condition, results of operations and cash flows computed in accordance with GAAP; however, management acknowledges that our non-GAAP financial measures have a number of limitations. As such, these disclosures should not be viewed as a substitute for results determined in accordance with GAAP financial measures that we and other companies use. Management also uses these measures for peer comparison. See below in the financial schedules included in this press release for a reconciliation of the non-GAAP financial measures to the comparable GAAP financial measures. Additionally, please refer to the Company’s Annual Report on Form 10-K for the detailed definitions of these non-GAAP financial measures.

	As of or For the Three Months Ended			As of or For the Year Ended
	December 31,	September 30,	December 31,	December 31,	December 31,
(dollars in thousands, except per share data)	2024	2024	2023	2024	2023
Net income and earnings per share excluding significant items:
Reported Net Income	$30,320	$30,328	$29,604	$120,759	$107,878
Significant items:
Impairment charges on assets held for sale and ROU assets	—	—	1,981	194	2,395
Merger-related expenses	218	411	1,035	629	9,222
Tax benefit	(1)	(32)	(793)	(85)	(2,696)
Adjusted Net Income	$30,537	$30,707	$31,827	$121,497	$116,799
Reported Diluted Earnings per Share	$0.69	$0.69	$0.68	$2.75	$2.67
Significant items:
Impairment charges on assets held for sale and ROU assets	—	—	0.05	—	0.06
Merger-related expenses	—	0.01	0.02	0.01	0.23
Tax benefit	—	—	(0.02)	—	(0.07)
Adjusted Diluted Earnings per Share	$0.69	$0.70	$0.73	$2.76	$2.89

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except per share data,	December 31,	September 30,	December 31,	December 31,	December 31,
ratios annualized, where applicable)	2024	2024	2023	2024	2023
Adjusted non-interest expense:
Non-interest expense	$57,431	$54,327	$53,584	$218,777	$209,603
Less: Impairment charges on assets held for sale and ROU assets	—	—	1,981	194	2,395
Less: Merger-related expenses	218	411	1,035	629	9,222
Adjusted non-interest expense	$57,213	$53,916	$50,568	$217,954	$197,986
Adjusted non-interest expense excluding amortization of intangible assets:
Adjusted non-interest expense	$57,213	$53,916	$50,568	$217,954	$197,986
Less: Amortization of intangible assets	1,345	1,345	1,550	5,380	6,011
Adjusted non-interest expense excluding amortization of intangible assets	$55,868	$52,571	$49,018	$212,574	$191,975
Pre-tax pre-provision net income:
Pre-tax income	$40,364	$40,038	$39,969	$161,079	$145,680
Add: Provision for credit losses	6,878	7,475	7,235	27,041	31,653
Pre-tax pre-provision net income	$47,242	$47,513	$47,204	$188,120	$177,333
Adjusted pre-tax pre-provision net income:
Pre-tax pre-provision net income	$47,242	$47,513	$47,204	$188,120	$177,333
Add: Impairment charges on assets held for sale and ROU assets	—	—	1,981	194	2,395
Add: Merger-related expenses	218	411	1,035	629	9,222
Adjusted pre-tax pre-provision net income	$47,460	$47,924	$50,220	$188,943	$188,950
Tax equivalent net interest income:
Net interest income	$88,524	$87,455	$86,285	$348,046	$330,621
Add: Tax-equivalent adjustment	230	229	240	921	903
Net interest income, fully taxable equivalent	$88,754	$87,684	$86,525	$348,967	$331,524
Total revenue:
Net interest income	$88,524	$87,455	$86,285	$348,046	$330,621
Add: Non-interest income	16,149	14,385	14,503	58,851	$56,315
Total revenue	$104,673	$101,840	$100,788	$406,897	$386,936
Tangible common stockholders' equity:
Total stockholders' equity	$1,091,497	$1,096,312	$990,151	$1,091,497	$990,151
Less: Goodwill and other intangibles	198,098	199,443	203,478	198,098	203,478
Tangible common stockholders' equity	$893,399	$896,869	$786,673	$893,399	$786,673
Tangible assets:
Total assets	$9,496,529	$9,424,316	$8,881,967	$9,496,529	$8,881,967
Less: Goodwill and other intangibles	198,098	199,443	203,478	198,098	203,478
Tangible assets	$9,298,431	$9,224,873	$8,678,489	$9,298,431	$8,678,489
Average tangible common stockholders' equity:
Average total stockholders' equity	$1,094,025	$1,059,628	$935,197	$1,040,515	$863,092
Less: Average goodwill and other intangibles	198,697	200,091	204,191	200,740	180,717
Average tangible common stockholders' equity	$895,328	$859,537	$731,006	$839,775	$682,375
Average tangible assets:
Average total assets	$9,201,635	$9,373,849	$8,787,636	$9,187,342	$8,048,331
Less: Average goodwill and other intangibles	198,697	200,091	204,191	200,740	180,717
Average tangible assets	$9,002,938	$9,173,758	$8,583,445	$8,986,602	$7,867,614
Tangible net income available to common stockholders:
Net income available to common stockholders	$30,320	$30,328	$29,604	$120,759	$107,878
Add: After-tax intangible asset amortization	1,015	986	1,138	3,974	4,408
Tangible net income available to common stockholders	$31,335	$31,314	$30,742	$124,733	$112,286
Adjusted tangible net income available to common stockholders:
Tangible net income available to common stockholders	$31,335	$31,314	$30,742	$124,733	$112,286
Add: Impairment charges on assets held for sale and ROU assets	—	—	1,981	194	2,395
Add: Merger-related expenses	218	411	1,035	629	9,222
Add: Tax benefit on significant items	(1)	(32)	(793)	(85)	(2,696)
Adjusted tangible net income available to common stockholders	$31,552	$31,693	$32,965	$125,471	$121,207

Byline Bancorp, Inc.

BYLINE BANCORP, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued) (unaudited)

	As of or For the Three Months Ended			As of or For the Year Ended
(dollars in thousands, except share and per share	December 31,	September 30,	December 31,	December 31,	December 31,
data, ratios annualized, where applicable)	2024	2024	2023	2024	2023
Pre-tax pre-provision return on average assets:
Pre-tax pre-provision net income	$47,242	$47,513	$47,204	$188,120	$177,333
Average total assets	9,201,635	9,373,849	8,787,636	9,187,342	8,048,331
Pre-tax pre-provision return on average assets	2.04%	2.02%	2.13%	2.05%	2.20%
Adjusted pre-tax pre-provision return on average assets:
Adjusted pre-tax pre-provision net income	$47,460	$47,924	$50,220	$188,943	$188,950
Average total assets	9,201,635	9,373,849	8,787,636	9,187,342	8,048,331
Adjusted pre-tax pre-provision return on average assets	2.05%	2.03%	2.27%	2.06%	2.35%
Net interest margin, fully taxable equivalent:
Net interest income, fully taxable equivalent	$88,754	$87,684	$86,525	$348,967	$331,524
Total average interest-earning assets	8,785,176	8,961,650	8,387,877	8,774,014	7,677,848
Net interest margin, fully taxable equivalent	4.02%	3.89%	4.09%	3.98%	4.32%
Non-interest income to total revenues:
Non-interest income	$16,149	$14,385	$14,503	$58,851	$56,315
Total revenues	104,673	101,840	100,788	406,897	386,936
Non-interest income to total revenues	15.43%	14.13%	14.39%	14.46%	14.55%
Adjusted non-interest expense to average assets:
Adjusted non-interest expense	$57,213	$53,916	$50,568	$217,954	$197,986
Average total assets	9,201,635	9,373,849	8,787,636	9,187,342	8,048,331
Adjusted non-interest expense to average assets	2.47%	2.29%	2.28%	2.37%	2.46%
Adjusted efficiency ratio:
Adjusted non-interest expense excluding amortization of intangible assets	$55,868	$52,571	$49,018	$212,574	$191,975
Total revenues	104,673	101,840	100,788	406,897	386,936
Adjusted efficiency ratio	53.37%	51.62%	48.64%	52.24%	49.61%
Adjusted return on average assets:
Adjusted net income	$30,537	$30,707	$31,827	$121,497	$116,799
Average total assets	9,201,635	9,373,849	8,787,636	9,187,342	8,048,331
Adjusted return on average assets	1.32%	1.30%	1.44%	1.32%	1.45%
Adjusted return on average stockholders' equity:
Adjusted net income	$30,537	$30,707	$31,827	$121,497	$116,799
Average stockholders' equity	1,094,025	1,059,628	935,197	1,040,515	863,092
Adjusted return on average stockholders' equity	11.10%	11.53%	13.50%	11.68%	13.53%
Tangible common equity to tangible assets:
Tangible common equity	$893,399	$896,869	$786,673	$893,399	$786,673
Tangible assets	9,298,431	9,224,873	8,678,489	9,298,431	8,678,489
Tangible common equity to tangible assets	9.61%	9.72%	9.06%	9.61%	9.06%
Return on average tangible common stockholders' equity:
Tangible net income available to common stockholders	$31,335	$31,314	$30,742	$124,733	$112,286
Average tangible common stockholders' equity	895,328	859,537	731,006	839,775	682,375
Return on average tangible common stockholders' equity	13.92%	14.49%	16.68%	14.85%	16.46%
Adjusted return on average tangible common stockholders' equity:
Adjusted tangible net income available to common stockholders	$31,552	$31,693	$32,965	$125,471	$121,207
Average tangible common stockholders' equity	895,328	859,537	731,006	839,775	682,375
Adjusted return on average tangible common stockholders' equity	14.02%	14.67%	17.89%	14.94%	17.76%
Tangible book value per share:
Tangible common equity	$893,399	$896,869	$786,673	$893,399	$786,673
Common shares outstanding	44,459,584	44,384,706	43,764,056	44,459,584	43,764,056
Tangible book value per share	$20.09	$20.21	$17.98	$20.09	$17.98